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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-105354 of Duke Energy Corporation on Form S-4 of our report dated March 12, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" on January 1, 2001 and the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002), appearing in the Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Charlotte, North Carolina

August 14, 2003